                                                                       Exhibit 1









                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                           BROOKTROUT TECHNOLOGY, INC.
                                    as Buyer


                          BROOKTROUT ACQUISITION CORP.


                 THE STOCKHOLDERS OF TECHNICALLY SPEAKING, INC.
                                   as Sellers


                                       and


                           TECHNICALLY SPEAKING, INC.




                                  May 29, 1996

                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

                                      INDEX
                                      -----
                                                                               Page
                                                                               ----

SECTION 1.      THE MERGER.......................................................1
- ---------       ----------
         1.1    The Merger.......................................................1
                ----------
         1.2    Conversion of Company Shares; Escrow.............................2
                ------------------------------------
         1.3    Time and Place of Closing........................................3
                -------------------------
         1.4    Sellers' Representative..........................................3
                -----------------------
         1.5    Further Assurances...............................................4
                ------------------

SECTION 2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS........5
- ---------       ---------------------------------------------------------
         2.1    Making of Representations and Warranties.........................5
                ----------------------------------------
         2.2    Organization and Qualifications of the Company...................5
                ----------------------------------------------
         2.3    Capital Stock of the Company; Beneficial Ownership...............5
                --------------------------------------------------
         2.4    No Subsidiaries..................................................6
                ---------------
         2.5    Authority of the Company.........................................6
                ------------------------
         2.6    Real and Personal Property.......................................7
                --------------------------
         2.7    Financial Statements.............................................8
                --------------------
         2.8    Taxes............................................................9
                -----
         2.9    Collectibility of Accounts Receivable...........................10
                -------------------------------------
         2.10   Inventories.....................................................10
                -----------
         2.11   Absence of Certain Changes......................................11
                --------------------------
         2.12   Ordinary Course.................................................13
                ---------------
         2.13   Banking Relations...............................................13
                -----------------
         2.14   Intellectual Property...........................................13
                ---------------------
         2.15   Contracts.......................................................15
                ---------
         2.16   Litigation......................................................16
                ----------
         2.17   Compliance with Laws............................................16
                --------------------
         2.18   Insurance.......................................................17
                ---------
         2.19   Warranty or Other Claims........................................17
                ------------------------
         2.20   Powers of Attorney..............................................17
                ------------------
         2.21   Finder's Fee....................................................17
                ------------
         2.22   Permits; Burdensome Agreements..................................17
                ------------------------------
         2.23   Corporate Records; Copies of Documents..........................18
                --------------------------------------
         2.24   Transactions with Interested Persons............................18
                ------------------------------------
         2.25   Employee Benefit Programs.......................................18
                -------------------------
         2.26   Environmental Matters...........................................20
                ---------------------
         2.27   List of Directors and Officers..................................21
                ------------------------------
         2.28   Disclosure......................................................21
                ----------
         2.30   Backlog.........................................................21
                -------
         2.31   Employees; Labor Matters........................................22
                ------------------------
         2.32   Customers, Distributors and Suppliers...........................22
                -------------------------------------
         2.33   Transfer of Shares..............................................23
                ------------------

         2.34   Stock Repurchase................................................23
                ----------------

SECTION 3.      REPRESENTATIONS AND WARRANTIES OF SELLERS.......................23
- ---------       -----------------------------------------
         3.1    Company Shares..................................................23
                --------------
         3.2    Authority.......................................................23
                ---------
         3.3    Finder's Fee....................................................24
                ------------
         3.4    Agreements......................................................24
                ----------

SECTION 4.      COVENANTS OF THE COMPANY AND THE SELLERS........................25
- ---------       ----------------------------------------
         4.1    Making of Covenants and Agreements..............................25
                ----------------------------------
         4.2    Conduct of Business.............................................25
                -------------------
         4.3    Authorization from Others.......................................28
                -------------------------
         4.4    Notice of Default...............................................28
                -----------------
         4.5    Consummation of Agreement.......................................28
                -------------------------
         4.6    Access; Cooperation of the Company and Sellers..................28
                ----------------------------------------------
         4.7    No Solicitation of Other Offers.................................29
                -------------------------------
         4.8    Confidentiality.................................................29
                ---------------
         4.10   Tax Returns.....................................................29
                -----------
         4.11   Pooling of Interests; Tax-free Reorganization...................29
                ---------------------------------------------

SECTION 5.      REPRESENTATIONS AND WARRANTIES OF BUYER AND ACQUISITION
- ---------       -------------------------------------------------------
                SUBSIDIARY......................................................30
                ----------
         5.1    Making of Representations and Warranties........................30
                ----------------------------------------
         5.2    Organization of Buyer and Acquisition Subsidiary................30
                ------------------------------------------------
         5.3    Authority of Buyer and Acquisition Subsidiary...................30
                ---------------------------------------------
         5.4    Litigation......................................................31
                ----------
         5.5    Finder's Fee....................................................31
                ------------

SECTION 6.      COVENANTS OF BUYER..............................................32
- ---------       ------------------
         6.1    Making of Covenants and Agreement...............................32
                ---------------------------------
         6.2    Confidentiality.................................................32
                ---------------

SECTION 7.      CONDITIONS......................................................33
- ---------       ----------
         7.1    Conditions to the Obligations of Buyer..........................33
                --------------------------------------

SECTION 8.      REGISTRATION RIGHTS.............................................36
- ---------       -------------------
         8.1    Registration of Brooktrout Shares...............................36
                ---------------------------------
         8.2    Sale of Brooktrout Shares by Seller.............................36
                -----------------------------------
         8.3    Registration Expenses...........................................37
                ---------------------
         8.4    Piggyback Registrations.........................................37
                -----------------------
         8.5    Indemnification.................................................38
                ---------------
         8.6    Additional Obligation of Holders of Registrable Securities......39
                ----------------------------------------------------------
         8.7    Additional Obligations of the Buyer.............................39
                -----------------------------------
         8.8    Reports Under the Securities Exchange Act of 1934...............40
                -------------------------------------------------


                                      (ii)

                                                                               Page
                                                                               ----

SECTION 9.      TERMINATION OF AGREEMENT; ABANDONMENT OF MERGER; RIGHTS
- ---------       -------------------------------------------------------
                TO PROCEED......................................................41
                ----------
         9.1    Termination.....................................................41
                -----------
         9.2    Effect of Termination...........................................41
                ---------------------
         9.3    Right to Proceed Or Defer Closing...............................41
                ---------------------------------

SECTION 10.     RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING....................42
- ----------      --------------------------------------------
         10.1   Survival of Warranties..........................................42
                ----------------------

SECTION 11.     INDEMNIFICATION.................................................42
- ----------      ---------------
         11.1   Indemnification by the Sellers..................................42
                ------------------------------
         11.2   Indemnification by Buyer........................................43
                ------------------------
         11.3   Notice; Defense of Claims.......................................43
                -------------------------

SECTION 12.     MISCELLANEOUS...................................................45
- ----------      -------------
         12.1   Fees and Expenses...............................................45
                -----------------
         12.2   Governing Law...................................................45
                -------------
         12.3   Notices.........................................................45
                -------
         12.4   Entire Agreement................................................46
                ----------------
         12.5   Assignability; Binding Effect...................................47
                -----------------------------
         12.6   Captions and Gender.............................................47
                -------------------
         12.7   Execution in Counterparts.......................................47
                -------------------------
         12.8   Amendments......................................................47
                ----------
         12.9   Publicity and Disclosures.......................................47
                -------------------------
         12.10  Consent to Jurisdiction.........................................47
                -----------------------
         12.11  Specific Performance............................................47
                --------------------
         12.13  Company's Tax Returns...........................................48
                ---------------------
         12.14  Payment of Tax Liabilities Dividends............................49
                ------------------------------------
         12.15  Date of Agreement ..............................................50
                -----------------


                                      (iii)

                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
                -------------------------------------------------


                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, AN Agreement was entered into as of March 8, 1996, pursuant to
Section 78 of Chapter 156B of the Massachusetts Business Corporation Law, by and among Brooktrout Technology, Inc., a Massachusetts corporation ("Buyer"), Brooktrout Acquisition Corp., a Massachusetts corporation and wholly-owned subsidiary of Buyer (the "Acquisition Subsidiary"), Technically Speaking, Inc., a Massachusetts corporation (the "Company"), and Andrew Fox, Beverly Fox and Robert Friedman (collectively referred to as the "Sellers" and individually as a "Seller").

         WHEREAS, the Sellers own of record and beneficially all of the issued and outstanding capital stock of the Company, consisting of 100,000 shares of the Company's Series A Common Stock, no par value per share (said shares being referred to herein as the "Company Shares");

         WHEREAS, the Sellers desire to sell the Company to Buyer, and Buyer desires to acquire the Company;

         WHEREAS, it is intended that the transactions effected by this Agreement (the "Acquisition") qualify as (i) a "pooling of interests" under generally accepted accounting principles; and (ii) a tax-free reorganization under the provisions of Sections 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, Buyer has formed the Acquisition Subsidiary for the purpose of merging the Acquisition Subsidiary into the Company to effect the Acquisition (the "Merger"); and

         WHEREAS, in the event the Merger is consummated, (i) all options to purchase the Company's Series B common stock, no par value per share, held by the persons listed on EXHIBIT A hereto (collectively referred to as the "Optionee-Sellers" and individually as an "Optionee-Seller") will become fully vested and (ii) the Optionee-Sellers desire to exercise their options in full and acquire all of the 2,040 shares of the Company's Series B Common Stock (said shares being referred to herein as the "Option Shares");

         NOW, THEREFORE, in order to consummate said Acquisition and in consideration of the mutual agreements set forth herein, the parties hereto agree to amend and restate the Agreement and Plan of Merger, effective as of May 29, 1996, as follows:


SECTION 1.      THE MERGER.
- ---------------------------

         1.1 THE MERGER. (a) In reliance upon the mutual representations and warranties herein contained and made at the Closing (as defined in Section 1.3) and subject to the satisfaction of all of the conditions contained herein, the parties hereto agree to effect the

Merger as provided herein. The Acquisition Subsidiary and the Company shall be the constituent corporations to the Merger. The Merger shall be effective at the time of the Closing or such later time as determined pursuant to the terms of this Agreement (the "Effective Time"). At the Effective Time, the Acquisition Subsidiary shall be merged with and into the Company in accordance with Section 78 of Chapter 156B of the Massachusetts Business Corporation Law, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation"). The identity, existence, rights, privileges, powers, franchises, properties and assets of the Company shall continue unaffected and unimpaired by the Merger. At the Effective Time, the identity and separate existence of the Acquisition Subsidiary shall cease, the outstanding capital stock of the Acquisition Subsidiary shall be canceled, and all of the rights, privileges, powers, franchises, properties and assets of the Acquisition Subsidiary shall be vested in the Surviving Corporation.

                (b) The purposes of the Surviving Corporation shall be the corporate purposes authorized for the Company immediately prior to the Effective Time.

                (c) The Surviving Corporation shall be authorized to issue the same capital stock that the Company had authorized for issuance immediately prior to the Effective Time, which consists of 200,000 shares of Class A Common Stock, no par value per share, and 200,000 shares of Class B Common Stock, no par value per share. Such Class A Common Stock and Class B Common Stock shall have the same preferences, voting powers, qualifications, special and relative rights and privileges as held by the Class A Common Stock and Class B Common Stock of the Company immediately prior to the Effective Date.

                (d) The Articles of Organization and Bylaws of the Company, as amended and in effect immediately prior to the Effective Time, shall be the Articles of Organization and Bylaws of the Surviving Corporation until thereafter amended as provided by law.

                (e) The directors and officers of the Surviving Corporation shall be the incumbent directors and officers of the Company immediately prior to the Effective Time. Such officers shall continue in office as officers of the Surviving Corporation until their successors shall have been elected and qualified or until their earlier resignation or removal.

                (f) At the Effective Time, the stock books of the Acquisition Subsidiary shall be permanently closed.

         1.2 CONVERSION OF COMPANY SHARES; ESCROW. The parties hereto agree that, upon consummation of the Merger at the Effective Time, (a) each Company Share and Option Share shall automatically, without any further action on the part of the Buyer or the Sellers, be converted into the right to receive 4.65825 duly authorized, validly issued, fully paid and non-assessable shares of common stock, $.01 par value per share, of Buyer ("Common Stock"). The 475,328 shares of Buyer's Common Stock resulting from this conversion (the "Brooktrout Shares") shall be allocated among the Sellers and such other stockholders of the Company as set forth on EXHIBIT A hereof;

                (b) Sellers will immediately tender to Buyer all of the certificates representing the Company Shares set forth on EXHIBIT A;

                (c) Buyer will exchange such certificates for certificates representing the Brooktrout Shares in the amounts set forth on EXHIBIT A, and Buyer will deliver 90% of the Brooktrout Shares to Sellers; and

                (d) Buyer will deposit with the Escrow Agent in accordance with the terms of the Escrow Agreement (as hereinafter described) 10% of the Brooktrout Shares (the "Escrowed Purchase Price").

         1.3 TIME AND PLACE OF CLOSING. The closing of the Acquisition and the Merger provided for in this Agreement (herein called the "Closing") shall be held at the offices of Goodwin, Procter & Hoar, LLP at 53 State Street, Boston, Massachusetts 02109 on May 29, 1996 or at such other place or an earlier or later date or time as may be mutually agreed upon by the parties or established pursuant to Section 9.3 hereof.

         1.4    Sellers' Representative.
                -----------------------

                (a) In order to administer efficiently (i) the implementation of the Agreement by the Sellers, (ii) the waiver of any condition to the obligations of the Sellers to consummate the transactions contemplated hereby, and (iii) the settlement of any dispute with respect to the Agreement, the Sellers hereby designate Beverly Fox as their representative (the "Sellers' Representative").

                (b) The Sellers hereby authorize the Sellers' Representative (i) to take all action necessary in connection with the implementation of the Agreement on behalf of the Sellers, the waiver of any condition to the obligations of the Sellers to consummate the transactions contemplated hereby, or the settlement of any dispute, (ii) to give and receive all notices required to be given under the Agreement and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Sellers by the terms of this Agreement.

                (c) In the event that the Sellers' Representative dies, becomes legally incapacitated or resigns from such position, Andrew Fox shall fill such vacancy and shall be deemed to be the Sellers' Representative for all purposes of this Agreement; however, no change in the Sellers' Representative shall be effective until Buyer is given notice of it by the Sellers.

                (d) All decisions and actions by the Sellers' Representative shall be binding upon all of the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same, in the absence of fraud, gross negligence or willful misconduct of the Sellers' Representative.

                (e) By their execution of this Agreement, the Sellers agree that:

                    (i) Buyer shall be able to rely conclusively on the instructions and decisions of the Sellers' Representative as to any actions required or permitted to be taken by the Sellers or the Sellers' Representative hereunder, and no party hereunder shall have any cause of action against Buyer for any action taken by Buyer in reliance upon the instructions or decisions of the Sellers' Representative;

                    (ii) all actions, decisions and instructions of the Sellers' Representative shall be conclusive and binding upon all of the Sellers and no Seller shall have any cause of action against the Sellers' Representative for any action taken, decision made or instruction given by the Sellers' Representative under this Agreement, except for fraud, gross negligence or willful breach of this Agreement by the Sellers' Representative;

                    (iii) the Sellers' Representative shall be deemed to fulfill any fiduciary obligation to the Sellers so long as no Seller is adversely affected by any action or failure to act of the Sellers' Representative in a disproportionate measure compared to any other Seller.

                    (iv) remedies available at law for any breach of the provisions of this Section 1.4 are inadequate; therefore, Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if Buyer brings an action to enforce the provisions of this Section 1.4; and

                    (v) the provisions of this Section 1.4 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by the Sellers to the Sellers' Representative and shall be binding upon the executors, heirs, legal representatives and successors of each Seller.

                (f) All fees and expenses incurred by the Sellers' Representative shall be paid by the Sellers.

         1.5 FURTHER ASSURANCES. The Sellers from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to fully implement the provisions of this Agreement. The Buyer from time to time after the Closing at the request of the Sellers' Representative and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as the Sellers' Representative may reasonably require to fully implement the provisions of this Agreement.

SECTION 2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS.
- --------------------------------------------------------------------------

         2.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Company and each of the Sellers jointly and severally hereby make to Buyer the representations and warranties contained in this
Section 2; PROVIDED, HOWEVER, that no Seller shall have any right of indemnity or contribution from the Company with respect to any breach of representation or warranty hereunder. The representations and warranties contained in this section of this Article 2 are made as of the date of execution of this Agreement and are qualified in their entirety by the corresponding portions of the Schedules attached hereto.

         2.2 ORGANIZATION AND QUALIFICATIONS OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of the Company's Articles of Organization, as amended to date, certified by the Massachusetts Secretary of State, and of the Company's by-laws, as amended to date, certified by the Company's Clerk, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. Except as disclosed in Schedule 2.2, the Company is not in violation of any term of its Articles of Organization or By-laws. The Company is not required to be licensed or qualified to conduct its business in any jurisdiction other than the Commonwealth of Massachusetts.

         2.3    Capital Stock of the Company; Beneficial Ownership.
                --------------------------------------------------

                (a) The authorized capital stock of the Company consists of (a) 200,000 shares of Class A Common Stock, no par value per share, of which 100,000 shares are duly and validly issued, outstanding, fully paid and non-assessable and of which 100,000 shares are authorized but unissued and (b) 200,000 shares of Class B Common Stock, no par value per share, of which no shares are outstanding and of which 200,000 shares are authorized but unissued. Except as disclosed in Schedule 2.3(c), there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Company. None of the Company's capital stock has been issued in violation of any federal or state law. Except as set forth in the SCHEDULE 2.3 attached hereto, there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the Company Shares to which the Company or any of the Sellers is a party.

                (b) Each of the Sellers owns beneficially and of record the Company Shares set forth opposite such Seller's name on Exhibit A hereto free and clear of any liens, restrictions or encumbrances.

                (c) The Company has adopted a 1995 Stock Option Plan (the "Option Plan") which provides for the issuance of up to 200,000 shares of Class B Common Stock. As of the date hereof, options to purchase 2,040 shares of Common Stock have been granted and are outstanding under the Option Plan to the persons, in the amounts and at the exercise prices set forth in Exhibit A, and no options have been exercised.

         2.4 NO SUBSIDIARIES. The Company has no subsidiaries or investments in any other corporation or business entity.

         2.5 AUTHORITY OF THE COMPANY. The Company has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company and no other action on the part of the Company or the Sellers is required in connection therewith.

         This Agreement and each agreement, document and instrument executed and delivered by the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Company enforceable in accordance with their terms. The execution, delivery and performance by the Company of this Agreement and each such agreement, document and instrument:

                           (i) does not and will not violate any provision of the Articles of Organization or by-laws of the Company;

                           (ii) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to the Company or require the Company to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                           (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Company's assets or the Company Shares, except as specifically identified on SCHEDULE 2.5.

         2.6    REAL AND PERSONAL PROPERTY.
                --------------------------

                (a) REAL PROPERTY. The Company owns no real property. All real property which the Company leases is identified on the SCHEDULE 2.6(a) (the "Leased Real Property").

                    (i) STATUS OF LEASES. All leases of Leased Real Property are identified on SCHEDULE 2.6(a), and true and complete copies thereof have been delivered to Buyer. Each of said leases has been duly authorized and executed by the parties and is in full force and effect. Except as disclosed on SCHEDULE 2.6(a), the Company is not in default under any of said leases, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the Company's and the Sellers' knowledge, the other party to each of said leases is not in default under any of said leases and there is no event which, with notice or the passage of time, or both, would give rise to such a default.

                    (ii) CONSENTS. Except as set forth in SCHEDULE 2.6(a), no consent or approval is required with respect to the transactions contemplated by this Agreement from the other parties to any lease of Leased Real Property or from any regulatory authority, no filing with any regulatory authority is required in connection therewith, and to the extent that any such consents, approvals or filings are required, the Company or the Sellers will obtain or complete them before the Closing.

                    (iii) COMPLIANCE WITH THE LAW. The Company has not received any notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to the Leased Real Property that has not been heretofore corrected and no such violation exists which could have a material adverse affect on the operation or value of the Leased Real Property. All improvements located on or constituting part of the Leased Real Property and their use and operation by the Company were and are now in compliance in all respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, expect as set forth in SCHEDULE 2.6(a). No approval or consent to the transactions contemplated by this Agreement is required of any governmental authority with jurisdiction over any aspect of the Leased Real Property or its use or operations. The Company has not received any notice of any real estate tax deficiency or assessment or is aware of any proposed deficiency, claim or assessment with respect to any of the Leased Real Property, or any pending or threatened condemnation thereof.

                (b) PERSONAL PROPERTY. A complete list containing a description of the machinery and equipment of the Company that is reflected as capitalized in the Base Balance Sheet (as hereinafter defined) is contained in SCHEDULE 2.6(b) hereto. Except as specifically disclosed in said Schedule or in the Base Balance Sheet, the Company has good and marketable title to all of its personal property; provided that no representation is made in this Section 2.6 with respect to the Intellectual Property, which is addressed in Section 2.14. None of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security title, encumbrance or other charge except as specifically disclosed in said Schedule or in the Base Balance Sheet, other than (i) liens securing taxes or other governmental charges not yet due; (ii) deposits or pledges made in connection with social security obligations; and (iii) liens of carriers, warehousemen, mechanics and materialmen, less than 120 days old as to obligations not yet due (collectively, "Permitted Encumbrances"). The Base Balance Sheet reflects all personal property of the Company. Except as otherwise specified in SCHEDULE 2.6(b) hereto, all leasehold improvements, furnishings, machinery and equipment of the Company are in good repair, have been well maintained, and substantially comply with all applicable laws, ordinances and regulations, and such machinery and equipment is in good working order, reasonable wear and tear excepted. Neither the Company nor any of the Sellers knows of any pending or threatened change of any such law, ordinance or regulation which could adversely affect the Company or its business.

         2.7    FINANCIAL STATEMENTS.

                (a) The Company has delivered to Buyer the following financial statements, copies of which are attached hereto as SCHEDULE 2.7:

                    (i) Unaudited balance sheets of the Company for its fiscal years ended on December 31, 1995 and 1994 and statements of income, retained earnings and cash flows for the years then ended, including any worksheets and other supporting documentation for each general ledger account.

                    (ii) Unaudited balance sheets of the Company as of February 29, 1996 (herein the "Base Balance Sheet") and statements of income, retained earnings and cash flows for the period then ended.

The Sellers have delivered to Buyer a certificate of the Company's President and Chief Financial Officer dated as of the date hereof to the effect that said financial statements have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby, are complete and correct in all material respects and present fairly in all material respects the financial condition of the Company at the dates of said statements and the results of its operations for the periods covered thereby, subject, in the case of the Base Balance Sheet, to normal year-end adjustments, which shall not be material in amount.

                (b) As of the date of the Base Balance Sheet, the Company has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of the Company or the conduct of its business prior to the date of the Base Balance Sheet regardless of whether claims in respect thereof had been asserted as of such date), except liabilities stated or adequately reserved against on the Base Balance Sheet, or reflected in Schedules furnished to Buyer hereunder as of the date hereof or immaterial liabilities incurred in the ordinary course of business of the Company which are not required to be reflected in the Base Balance Sheet or the notes thereto under generally accepted accounting principles.

                (c) As of the date hereof, the Company has not had any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or the conduct of its business prior to the date hereof, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or adequately reserved against on the Base Balance Sheet or the notes thereto, (ii) reflected in Schedules furnished to Buyer hereunder on the date hereof, or (iii) incurred after the date of the Base Balance Sheet in the ordinary course of business of the Company consistent with the terms of this Agreement.

         2.8    Taxes.
                -----

                (a) Except as set forth on SCHEDULE 2.8, the Company has paid or caused to be paid all federal, state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it through the date hereof.

                (b) Except as set forth on SCHEDULE 2.8, the Company has in accordance with applicable law filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. A list of all federal, state, local and foreign income tax returns filed with respect to the Company for taxable periods ended on or after December 31, 1990 is set forth in SCHEDULE 2.8 attached hereto, and said
Schedule indicates those returns that have been audited or currently are the subject of an audit. For each taxable period of the Company ended on or after December 31, 1990, the Company has delivered to Buyer correct and complete copies of all federal, state, local and foreign income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Company.

                (c) The Company has received no notice that the Internal Revenue Service or any other governmental authority is now asserting or threatening to assert against the Company any deficiency or claim for additional Taxes. The Company has received no notice that any claim has ever been made by an authority in a jurisdiction where the Company does not file reports and returns that the Company is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Taxes. The Company has never entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code").

                (d) Except as set forth in SCHEDULE 2.8 attached hereto, there has not been any audit of any tax return filed by the Company, no such audit is in progress, and the Company has not been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in SCHEDULE 2.8, no extension of time with respect to any date on which a tax return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any Taxes.

                (e) The Company has never been (nor has it ever had any liability for unpaid Taxes because it once was) a member of an "affiliated group" (as defined in Section 1504(a) of the Code). Except as set forth in
SCHEDULE 2.8, the Company has never filed, and has never been required to file, a consolidated, combined or unitary tax return with any other entity. Except as set forth in SCHEDULE 2.8, the Company does not own and has never owned a direct or indirect interest in any trust, partnership, corporation or other entity. Except as set forth in SCHEDULE 2.8 attached hereto, the Company is not a party to any tax sharing agreement.

                (f) The Company has elected to qualify, and as of the date of execution hereof currently qualifies, as a Small Business Corporation (an "S Corporation") under Section 1362 of the Code. Upon consummation of the Closing, the Company will no longer qualify as an S Corporation.

                (g) For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal law.

         2.9 COLLECTIBILITY OF ACCOUNTS RECEIVABLE. All of the accounts receivable of the Company as shown or reflected on the Base Balance Sheet or existing at the date hereof (less the reserve for bad debts set forth on the Base Balance Sheet) are or will be at the Closing valid and enforceable claims, fully collectible and subject to no setoff or counterclaim. The Company has no accounts or loans receivable from any person, firm or corporation which is affiliated with the Company or from any director, officer or employee of the Company, except as disclosed on SCHEDULE 2.9 hereto.

         2.10 INVENTORIES. Except as disclosed in SCHEDULE 2.10, all items in the inventories of the Company shown on the Base Balance Sheet or existing at the date hereof are of a quality and quantity saleable in the ordinary course of business of the Company at profit margins consistent with their experience during the fiscal year ended December 31, 1995. Except as disclosed in SCHEDULE 2.10, said inventories reflect write-downs to realizable values in the case of items which are below standard quality or have become obsolete or unsaleable (except at prices less than cost) through regular distribution channels in the ordinary course of the business of the Company. No such write-downs since January 1, 1993 have had a material adverse effect on the financial condition or results of operations of the Company. The values of the inventories stated in the Base Balance Sheet and any subsequent financial statements of the Company reflect the normal inventory valuation policies of the Company and were determined at the lower of cost or market in accordance with generally accepted accounting principles, practices and methods consistently applied. Purchase commitments for raw materials and parts are not in excess of normal requirements and none are at prices materially in excess of current market prices. All inventory items are located on the Leased Real Property, except for equipment on consignment and located at customers' offices as described on Schedule 2.10. Since the date of the Base Balance Sheet, no inventory items have been sold or disposed of except through sales in the ordinary course of business at profit margins consistent with the experience of the Company during the fiscal year ended December 31, 1995, and all sales commitments for the products of the Company are at prices not less than inventory values plus selling expenses and said profit margins.

         2.11   Absence of Certain Changes.
                --------------------------

         (a) Except as disclosed in SCHEDULE 2.11 attached hereto, since the date of the Base Balance Sheet there has not been:

                           (i) Any change in the financial condition, properties, assets, liabilities, business or operations of the Company, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to the Company;

                           (ii) Any contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company;

                           (iii) Any mortgage, encumbrance or lien placed on any of the properties of the Company which remains in existence on the date hereof or will remain on the Closing Date, except for Permitted Encumbrances;

                           (iv) Any obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by the Company or the conduct of the business of the Company since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted), incurred by the Company other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

                           (v) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company other than in the ordinary course of business;

                           (vi) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of the Company;

                           (vii) Any declaration, setting aside or payment of any dividend by the Company, or the making of any other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of its own capital stock;

                           (viii) Any labor trouble or claim of unfair labor practices involving the Company; any change in the compensation payable or to become payable by the Company to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices; or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

                           (ix) Any change with respect to the officers or management of the Company;

                           (x) Any payment or discharge of a material lien or liability of the Company which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

                           (xi) Any obligation or liability incurred by the Company to any of its officers, directors, Sellers or employees, or any loans or advances made by the Company to any of its officers, directors, Sellers or employees, except normal compensation and expense allowances payable to officers or employees;

                           (xii) Any change in accounting methods or practices, credit practices or collection policies used by the Company;

                           (xiii) Any other transaction entered into by the Company other than transactions in the ordinary course of business; or

                           (xiv) Any agreement or understanding whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs (i) through (xiii) above.

         (b) To the best knowledge of Sellers, the Company and Sellers have disclosed to Buyer all facts and circumstances regarding the Company and the transactions it has engaged in which could reasonably be expected to adversely affect or preclude accounting for the Acquisition (as structured by this Agreement and the Non-competition Agreements of even date herewith as described in Section 7 hereof) as a pooling of interest if consummated at any time from the date hereof through March 8, 1997. As of the date hereof, to the best knowledge of the Sellers and the Company, the factual representations set forth on EXHIBIT B hereto are true and accurate.

         2.12 ORDINARY COURSE. Except as contemplated by this Agreement, since the date of the Base Balance Sheet, the Company has conducted its business only in the ordinary course and consistently with its prior practices.

         2.13 BANKING RELATIONS. All of the arrangements which the Company has with any banking institution are completely and accurately described in SCHEDULE
2.13 attached hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

         2.14   Intellectual Property.
                ---------------------

                (a) Except as described in SCHEDULE 2.14, the Company has exclusive ownership of, or exclusive license to use, all patent, copyright, trade secret, trademark, or other proprietary rights (collectively, "Intellectual Property") used or to be used in the business of the Company as presently conducted or contemplated. Except as described in Schedule 2.14, all of the rights of the Company in such Intellectual Property are freely transferable. Except as described in SCHEDULE 2.14, there are no claims or demands of any other person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or threatened, which challenge the rights of the Company in respect thereof. The Company has the right to use, free and clear of claims or rights of other persons, all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or its business as presently conducted or contemplated, subject, however, to the license agreements set forth on Schedule 2.14.

                (b) All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to the Company or used or to be used by the Company in its business as presently conducted or contemplated, and all other items of Intellectual Property which are material to the business or operations of the Company, are listed in SCHEDULE 2.14. All of such patents, patent applications, trademark registrations, trademark applications and registered copyrights which are owned by the Company have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on said Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and each such jurisdiction.

                (c) All licenses or other agreements under which the Company is granted rights in Intellectual Property are listed in SCHEDULE 2.14. All said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth on SCHEDULE 2.14, all of the rights of the Company thereunder are freely assignable. To the knowledge of Company, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer.

                (d) All licenses or other agreements under which the Company has granted rights to others in Intellectual Property owned or licensed by the Company are listed in SCHEDULE 2.14. All of said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth on SCHEDULE 2.14, all of the rights of Company thereunder are freely assignable. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer.

                (e) Except as described in SCHEDULE 2.14, the Company has taken all steps required in accordance with sound business practice to establish and preserve its ownership of all Intellectual Property rights with respect to its products, services and technology. Except as described in SCHEDULE 2.14, the Company has required all employees having access to non-public information of Company to execute agreements under which such employees are required to convey to the Company ownership of all inventions and developments conceived or created by them in the course of their employment and to maintain the confidentiality of all such information of Company, and copies of all such agreements have been provided to Buyer. The Company has not made any such information available to any person other than employees of Company except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. The Company has no knowledge of any infringement by others of any Intellectual Property rights of the Company.

                (f) The present and contemplated business, activities and products of the Company do not infringe any Intellectual Property of any other person. No proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed or, to the Company's or the Sellers' knowledge, is threatened to be filed. Except as described in SCHEDULE 2.14, to the Company's and the Sellers' knowledge, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the products, activities or business of the Company. The Company is not making unauthorized use of any confidential information or trade secrets of any person, including without limitation, any former employer of any past or present employee of Company. Except as set forth in SCHEDULE 2.14, neither the Company nor, to the knowledge of the Company and the Sellers, any of their employees have any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature. The activities of their employees on behalf of the Company do not violate any such agreements or arrangements known to the Company.

         (g) SCHEDULE 2.14 sets forth a true and complete list of all computer software products and computer hardware products currently being marketed by the Company which are proprietary to the Company (the "Proprietary Products"). The Company's rights in the Proprietary Products constitute Intellectual Property subject to all of the representations and warranties set forth in the foregoing provisions of this Section 2.14. Except as set forth in
SCHEDULE 2.14, the software and designs of the Proprietary Products have been developed and implemented in a professional manner and are documented in accordance with normal professional standards so as to enable a qualified software or hardware engineer, as applicable, to maintain and modify the Proprietary Products conveniently and effectively on the basis of such documentation. The Company has conducted a regular program of maintaining and updating the Proprietary Products in response to defects on problem reports, and has in effect reliable procedures for version control with respect to the Proprietary Products. Except as set forth on SCHEDULE 2.14, the Company is not aware of any material software or design defects in any of the Proprietary Products, any failure of any of the Proprietary Products to conform in all material respects to its specifications and documentation.

         2.15 CONTRACTS. Except for contracts, commitments, plans, agreements and licenses described in SCHEDULE 2.15 (true and complete copies of which have been delivered to Buyer) or Exhibit A hereto, the Company is not a party to or subject to:

                (a) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

                (b) any employment contract or contract for services that is not terminable within 30 days by the Company without liability for any penalty or severance payment;

                (c) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than $3,000 each, such orders not exceeding $10,000 in the aggregate;

                (d) any other contracts or agreements creating any obligations of the Company of $10,000 or more with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

                (e) any contract or agreement providing for the purchase of Proprietary Products of third parties for inclusion in products sold by the Company or otherwise for resale by the Company, or providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                (f) any contract or agreement involving more than $5,000 which by its terms does not terminate or is not terminable without penalty by the Company or its successors within one year after the date hereof;

                (g) any contract or agreement for the sale or lease of its products extending beyond a single order or otherwise not made in the ordinary course of business;

                (h) any contract with any sales agent or distributor of products of the Company;

                (i) any contract containing covenants limiting the freedom of the Company to compete in any line of business or with any person or entity;

                (j) any contract or agreement for the purchase of any fixed asset for a price in excess of $10,000 whether or not such purchase is in the ordinary course of business;

                (k) any license agreement (as licensor or licensee);

                (l) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money; or

                (m) any contract or agreement with any officer, employee, director or Seller of the Company or with any persons or organizations controlled by or affiliated with any of them.

         The Company is not in default under any such contracts, commitments, plans, agreements or licenses described in said Schedule and has no knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default.

         2.16 LITIGATION. SCHEDULE 2.16 hereto lists all currently pending litigation and governmental or administrative proceedings or investigations to which the Company is a party. Except for matters described in SCHEDULE 2.16, there is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of the Company or the Sellers, threatened against the Company or their affiliates which may have any material adverse effect on the properties, assets, prospects, financial condition or business of the Company or which would prevent or hinder the consummation of the transactions contemplated by this Agreement. With respect to each matter set forth therein, SCHEDULE 2.16 sets forth a description of the matter, the forum (if any) in which it is being conducted, the parties thereto and the type and amount of relief sought.

         2.17 COMPLIANCE WITH LAWS. Except as set forth in SCHEDULE 2.17 hereto, the Company is, and all products sold by the Company are, in compliance in all material respects with all applicable statutes, ordinances, orders, judgements, decrees, rules and regulations promulgated by any federal, state, municipal entity, agency, court or other governmental authority which apply to the Company or to the conduct of its business or to such products, and the Company has received no notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

         2.18 INSURANCE. The physical properties and assets of the Company are insured to the extent disclosed in SCHEDULE 2.18 attached hereto and all such insurance policies and arrangements are disclosed in said Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company is in compliance in all material respects with the terms thereof. Except as set forth in SCHEDULE 2.18, said insurance is adequate and customary for the business engaged in by the Company and, except as set forth in SCHEDULE 2.18, is sufficient for compliance by the Company with all requirements of law and all agreements and leases to which the Company is a party.

         2.19 WARRANTY OR OTHER CLAIMS. Except as described in SCHEDULE 2.19, there are no existing or, to the Company's or the Sellers' knowledge, threatened product liability, warranty or other similar claims, or any facts upon which a material claim of such nature could be based, against the Company for products or services which are defective or fail to meet any product or service warranties. No claim has been asserted against the Company for renegotiation or price redetermination of any business transaction, and there are no facts upon which any such claim could be based.

         2.20 POWERS OF ATTORNEY. Except as described in SCHEDULE 2.20, neither the Company nor any Seller has any outstanding power of attorney, except as granted pursuant to this Agreement.

         2.21 FINDER'S FEE. The Company has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         2.22 PERMITS; BURDENSOME AGREEMENTS. SCHEDULE 2.22 lists all permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from federal, state or local authorities in order for the Company to conduct its business as of the date of execution hereof. The Company has obtained all such Approvals, which are valid and in full force and effect, and is operating in compliance therewith. Such Approvals include, but are not limited to, those required under federal, state or local statutes, ordinances, orders, requirements, rules, regulations, or laws pertaining to environmental protection, public health and safety, worker health and safety, buildings, highways or zoning. Except as disclosed in SCHEDULE 2.22 or in any other Schedule hereto, the Company is not subject to or bound by any agreement, judgment, decree or order which may materially and adversely affect its business or prospects, its condition, financial or otherwise, or any of its assets or properties.

         2.23 CORPORATE RECORDS; COPIES OF DOCUMENTS. The corporate record books of the Company accurately record all corporate action taken by its stockholders, board of directors and committees. The copies of the corporate records of the Company, as made available to Buyer for review, are true and complete copies of the originals of such documents. The Company has made available for inspection and copying by Buyer and its counsel true and correct copies of all documents referred to in this Section or in the Schedules delivered to Buyer pursuant to this Agreement.

         2.24   TRANSACTIONS WITH INTERESTED PERSONS. Except as set forth in
SCHEDULE 2.24 hereto, neither the Company, any Seller, officer, supervisory employee or director of the Company or, to the knowledge of Company, any of their respective spouses or immediate family members, (a) is indebted to or is owed money by the Company (other than with respect to indebtedness under expense reimbursement arrangements and related advances in the ordinary course of business not exceeding $1,000 in any individual case), (b) is a party to any material contract or arrangement with the Company, or (c) owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of Company, or any organization which has a material contract or arrangement with the Company.

         2.25   Employee Benefit Programs.
                -------------------------

                (a) SCHEDULE 2.25 lists every Employee Program (as defined below) that has been maintained (as defined below) by the Company at any time during the three-year period ending on the Closing date.

                (b) Each Employee Program which has ever been maintained by the Company and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service ("IRS") regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

                (c) The Company does not know and has no reason to know, of any failure of any party to comply with any laws applicable to the Employee Programs that have been maintained by the Company. With respect to any Employee Program ever maintained by the Company, there has occurred no "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly, in any taxes, penalties or other liability to the Company or Buyer. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding

(other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program.

                (d) Neither the Company nor any Affiliate (as defined below) (i) has ever maintained any Employee Program which has been subject to title IV of ERISA (including, but not limited to, any Multiemployer Plan (as defined below)) or (ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits.

                (e) With respect to each Employee Program maintained by the Company within the three years preceding the Closing, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended;
(ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Sections 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan; and (vii) all other materials reasonably necessary for Buyer to perform any of its responsibilities with respect to any Employee Program subsequent to the Closing (including, without limitation, health care continuation requirements).

                (f) For purposes of this section:

                    (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA
         Section 3(4)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code
         Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization.

                    (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependents, or beneficiaries.

                    (iii) An entity is an "Affiliate" of the Company if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C).

                    (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

         2.26   Environmental Matters.
                ---------------------

                (a) Except as set forth in SCHEDULE 2.26 hereto, (i) no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by the Company, or has ever been located in the soil or groundwater at any such site; (ii) no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by the Company for treatment, storage, or disposal at any other place; (iii) the Company does not presently own, operate, lease, or use, nor has it previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (iv) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company in connection with the presence of any Hazardous Material.

                (b) Except as set forth in SCHEDULE 2.26 hereto, (i) the Company has no liability under, nor has it ever violated, any Environmental Law (as defined below); (ii) the Company, any property owned, operated, leased, or used by the Company, and any facilities and operations thereon, are presently in compliance with all applicable Environmental Laws; (iii) the Company has not entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) the Company has no reason to believe that any of the items enumerated in clause (iii) of this subsection will be forthcoming.

                (c) Except as set forth in SCHEDULE 2.26 hereto, to the best of the Company's or any Seller's knowledge, no site owned, operated, leased, or used by the Company contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

                (d) The Company has provided to Buyer copies of all documents, records, and information in the possession of the Company or any Seller concerning any environmental or health and safety matter relevant to the Company, whether generated by the Company or others, including without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

                (e) For purposes of this SECTION 2.26, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date of execution hereof, previously enforced, or subsequently enacted; and (iii) "Company" shall mean and include the Company and all other entities for whose conduct the Company is or may be held responsible under any Environmental Law.

         2.27 LIST OF DIRECTORS AND OFFICERS. SCHEDULE 2.27 hereto contains a true and complete list of all current directors and officers of the Company. In addition, SCHEDULE 2.27 hereto contains a list of all managers, employees and consultants of the Company who, individually, have received or are scheduled to receive compensation from the Company for the fiscal year ended December 31, 1995 or the fiscal year ending December 31, 1996. In each case such Schedule includes the current job title and aggregate annual compensation of each such individual.

         2.28 DISCLOSURE. The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by the Company pursuant to this Agreement to Buyer do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. There are no facts which presently or may in the future have a material adverse affect on the business, properties, prospects, operations or condition of the Company which have not been specifically disclosed herein or in a Schedule furnished herewith, other than general economic conditions affecting the industries in which the Company operate.

         2.29   [Intentionally Omitted]

         2.30 BACKLOG. As of the date hereof, the Company has a backlog of firm orders for the sale or lease of products or services, for which revenues have not been recognized by the Company, as set forth in SCHEDULE 2.30.

         2.31 EMPLOYEES; LABOR MATTERS. The Company employs a total of approximately 27 full-time employees and two part-time employees and generally enjoy good employer-employee relationships. The Company does not currently employ, will not as of the Closing date employ, and has not employed during the six calendar months prior to the Closing date 50 or more employees in any single facility in Massachusetts. The Company does not employ a total of 100 or more employees (excluding employees who work less than 20 hours per week or who have worked for the Company less than six of the last twelve months) and will not have employed 100 or more employees at any point during the 90 days prior to and including the Closing date. Except as described in SCHEDULE 2.31, the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date of execution hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of said employees, neither the Company nor Buyer will by reason of the transactions contemplated under this Agreement or anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments, except as set forth in SCHEDULE 2.31 or Exhibit A hereto. The Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment, except as set forth in said Schedule. Except as described in SCHEDULE 2.31, the Company is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations which are existing, pending or, to the Company's or the Sellers' knowledge, threatened against or involving the Company. Except as disclosed on Schedule 2.31, no question concerning union representation exists respecting any employees of the Company. There are no grievances, complaints or charges that have been filed against the Company under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that might have an adverse effect on the Company or the conduct of their respective businesses, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by the Company. The Company has received no information indicating that any of its employment policies or practices is currently being audited or investigated by any federal, state or local government agency. The Company is, and at all times since November 6, 1986 has been, in compliance with the requirements of the Immigration Reform Control Act of 1986.

         2.32 CUSTOMERS, DISTRIBUTORS AND SUPPLIERS. SCHEDULE 2.32(A) sets forth any customer, sales representative or distributor (whether pursuant to a commission, royalty or other arrangement) which accounts for more than 5% of the sales of the Company for the twelve months ended December 31, 1995 or the two months ended as of the date of the Base Balance Sheet (collectively, the "Customers and Distributors"). SCHEDULE 2.32(B) lists all of the suppliers of the Company to whom during the fiscal year ended December 31, 1995 the Company made payments aggregating $5,000 or more showing, with respect to each, the name, address, description of transaction and dollar volume involved (the "Suppliers"). The relationships of the Company with its Customers, Distributors and Suppliers are good commercial working relationships. No Customer, Distributor or Supplier has canceled, materially modified, or otherwise terminated its relationship with the Company, or has during the last twelve months decreased materially its services, supplies or materials to the Company or its usage or purchase of the services or products of the Company, nor to the knowledge of Company, does any Customer, Distributor or Supplier have any plan or intention to do any of the foregoing.

         2.33 TRANSFER OF SHARES. No holder of stock of the Company has at any time transferred any of such stock to any employee of the Company, which transfer constituted or could be viewed as compensation for services rendered to the Company by said employee.

         2.34 STOCK REPURCHASE. The Company has never redeemed or repurchased any of its capital stock.


SECTION 3.      REPRESENTATIONS AND WARRANTIES OF SELLERS.
- ---------------------------------------------------------

         As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each Seller hereby severally makes to Buyer each of the representations and warranties set forth in this
Section 3 with respect to such Seller. No Seller shall have any right of indemnity or contribution from the Company with respect to the breach of any representation or warranty hereunder. The representations and warranties contained in each section of this Article 3 are made as of the date of execution of this Agreement and are qualified in their entirety by the corresponding portions of the Schedules attached hereto.

         3.1 COMPANY SHARES. Such Seller owns of record and beneficially the number of the Company Shares set forth opposite such Seller's name in EXHIBIT A. Such Company Shares are, and at the Effective Time will be, duly authorized, validly issued, fully paid, non-assessable and free and clear of any and all liens, encumbrances, charges or claims, under Article 8 of the Massachusetts Uniform Commercial Code or otherwise.

         3.2 AUTHORITY. Such Seller has full right, authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Seller pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by such Seller pursuant to this Agreement constitutes a valid and binding obligation of such Seller, enforceable in accordance with their respective terms, and each Seller has full power and authority to transfer, sell and deliver the Company Shares to Buyer pursuant to this Agreement. As of the date of execution hereof, the execution, delivery and performance of this Agreement and each such agreement, document and instrument:

                           (i) does not and will not violate any laws of the United States or any state or other jurisdiction applicable to such Seller, or require such Seller to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                           (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Seller is a party or by which the property of such Seller is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any assets of the Company or on Company Shares owned by such Seller.

         3.3 FINDER'S FEE. Such Seller has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         3.4 AGREEMENTS. Each Seller is not a party to any non-competition, trade secret or confidentiality agreement with any party other than the Company. There are no agreements or arrangements not contained herein or disclosed in a Schedule hereto, to which such Seller is a party relating to the business of the Company or to such Seller's rights and obligations as a Seller, director or officer of the Company. Such Seller does not own, directly or indirectly, on an individual or joint basis, any material interest in, or serve as an officer or director of, any customer, competitor or supplier of the Company, or any organization which has a contract or arrangement with the Company. Such Seller has not at any time transferred any of the stock of the Company held by or for such holder to any employee of the Company, which transfer constituted or could be viewed as compensation for services rendered to the Company by said employee. The execution, delivery and performance of this Agreement will not violate or result in a default or acceleration of any obligation under any contract, agreement, indenture or other instrument involving the Company to which such Seller is a party.

         3.5 INVESTOR RESTRICTIONS. Each Seller understands that because the Brooktrout Shares have not been registered under the Securities Act of 1933, as amended from time to time (the "1933 Act"), or applicable state securities laws, such Seller cannot dispose of any or all of the Brooktrout Shares unless such shares are subsequently registered under the 1933 Act and applicable state securities laws, or exemptions from such registration are available. Each Seller understands that each certificate representing the Brooktrout Shares will bear the following legend or one substantially similar thereto:

         The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state. These shares may not be transferred without an effective registration statement for such shares under the Act or a valid exemption from such registration.

         3.6 EXCHANGE ACT FILINGS. Each Seller acknowledges receipt of Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and the Buyer's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1995 (the "Exchange Act Filings"). Each Seller is not relying on any information or representations with regard to Buyer or the Brooktrout Shares other than the information contained in the Exchange Act Filings and the representations and warranties of Buyer contained in this Agreement.


SECTION 4.      COVENANTS OF THE COMPANY AND THE SELLERS.
- --------------------------------------------------------

         4.1 MAKING OF COVENANTS AND AGREEMENTS. The Company and the Sellers jointly and severally hereby make the covenants and agreements set forth in this
Section 4 and the Sellers agree to cause the Company to comply with such agreements and covenants. No Seller shall have any right of indemnity or contribution from the Company with respect to the breach of any covenant or agreement hereunder.

         4.2 CONDUCT OF BUSINESS. Between the date of this Agreement and the Closing Date, the Company will:

                (a) Conduct its business only in the ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

                (b) Refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from purchasing any capital asset costing more than $10,000 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets other than in the ordinary course of business;

                (c) Refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except in the ordinary course of business;

                (d) Refrain from entering into any of the following contracts:

                    (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

                    (ii) any employment contract or contract for services that is not terminable within 30 days by the Company without liability for any penalty or severance payment;

                    (iii) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than $5,000 each, such orders not exceeding $20,000 in the aggregate;

                    (iv) any other contracts or agreements creating any obligations of the Company of $10,000 or more with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement or otherwise generally incurred in the ordinary course of business;

                    (v) any contract or agreement providing for the purchase of Proprietary Products of third parties for inclusion in products sold by the Company or otherwise for resale by the Company, or providing for the purchase of all or substantially all of its requirements of a particular product from a supplier except as disclosed in SCHEDULE 2.14;

                    (vi) any contract or agreement involving more than $5,000 which by its terms does not terminate or is not terminable without penalty by the Company or its successors within one year after the date hereof;

                    (vii) any contract or agreement for the sale or lease of its products extending beyond a single order or otherwise not made in the ordinary course of business;

                    (viii) any contract with any sales agent or distributor of products of the Company, except those entered into in the ordinary course of business;

                    (ix) any contract containing covenants limiting the freedom of the Company to compete in any line of business or with any person or entity;

                    (x) any contract or agreement for the purchase of any fixed asset for a price in excess of $10,000, other than the currently planned payment of approximately $30,000 for a file server, $13,000 of which is reflected on the Base Balance Sheet;

                    (xi) any license agreement (as licensor or licensee), except those entered into in the ordinary course of business;

                    (xii) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money, other than with the consent of the Buyer; or

                    (xiii) any contract or agreement with any officer, employee, director or Seller of the Company or with any persons or organizations controlled by or affiliated with any of them;

PROVIDED, HOWEVER, that, the Company may request in writing at any time that the Buyer waive compliance with any provision of this Subsection 4.2(d), and the Buyer may waive such compliance in writing at any time.

                (e) Refrain from making any change or incurring any obligation to make a change in its Articles of Organization, By-laws or authorized or issued capital stock;

                (f) Refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock or making any direct or indirect redemption, purchase or other acquisition of its stock, except as follows:

                    (i) The Company may declare and distribute to the Sellers a dividend no greater than the amount that is sufficient to pay the federal and state tax liabilities of the Sellers resulting from the Company's operations during the tax year ended December 31, 1995, such dividend to be calculated in a manner consistent with past dividend payment practices of the Company. To the extent such dividend is not distributed to the Sellers prior to the Closing Date, it may be distributed on or after the Closing Date, under Section 12.14(c) hereof.

                    (ii) Consistent with past dividend payment practices of the Company, the Company may declare a dividend for the purpose of distributing an amount of cash to the Sellers approximately equal to the federal and state tax liabilities of the Sellers resulting from the Company's operations during the short tax year beginning January 1, 1996 and ending on the Closing Date. Such dividend shall be payable to the Sellers in two installments on or after the Closing Date, as more fully set forth in Section 12.14(b) hereof. The amount of such dividend shall be no greater than the amount of the dividend provided for in Section 12.14(a) hereof.

                (g) Refrain from making any change in the compensation payable or to become payable to any of the Sellers;

                (h) Refrain from prepaying any loans (if any) from the Sellers, its officers or directors or making any change in its borrowing arrangements, other than expense advances and reimbursements in the ordinary course of business;

                (i) Use its best efforts to prevent any change with respect to its management and supervisory personnel and banking arrangements without the written consent of Buyer;

                (j) Use commercially reasonable efforts to keep intact its business organization, to preserve and protect all Intellectual Property and other assets of the Company, to keep available its present officers and employees and to preserve the goodwill of all suppliers, customers, independent contractors and others having business relations with it;

                (k) Have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in the SCHEDULE 2.18 hereto or equivalent insurance with any substitute insurers approved in writing by Buyer; and

                (l) Furnish Buyer with unaudited monthly balance sheets and statements of income and retained earnings and cash flows of the Company within ten (10) days after each month end for each month ending more than ten (10) days before the Closing.

                (m) Permit Buyer and its authorized representatives to have full access to all its properties, assets, records, tax returns, contracts and documents and furnish to Buyer or its authorized representatives such financial and other information with respect to its business or properties as Buyer may from time to time reasonably request.

                (n) Not knowingly engage in any transaction or cause any fact or circumstance to occur which would preclude accounting for the Acquisition (as structured by this Agreement and the Non-competition Agreements of even date herewith as described in Section 7 hereof) as a pooling of interests if consummated at any time from the date hereof through March 8, 1997.

         4.3 AUTHORIZATION FROM OTHERS. Prior to the Closing Date, the Sellers and the Company will use their best efforts to obtain the authorizations, consents and permits of others required to permit the consummation by the Sellers, the Company of the transactions contemplated by this Agreement, as set forth on SCHEDULE 7.1.

         4.4 NOTICE OF DEFAULT. From the date of execution hereof and through the Closing Date, promptly upon the occurrence of, or promptly upon the Company or a Seller becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to the Company or such Seller prior to the date of execution hereof, of any of the representations, warranties or covenants of the Company or the Sellers contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, the Company or the Sellers shall give detailed written notice thereof to Buyer and the Company and the Sellers shall use commercially reasonable efforts to prevent or promptly remedy the same.

         4.5 CONSUMMATION OF AGREEMENT. The Company and each of the Sellers shall use their best efforts to perform and fulfill all conditions and obligations on their parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, the Company will obtain prior to the Closing all necessary authorizations or approvals of its Sellers and Board of Directors.

         4.6 ACCESS; COOPERATION OF THE COMPANY AND SELLERS. The Company and each of the Sellers shall provide the Buyer and its agents full and unrestricted access to the Company's premises, records, assets, officers and employees, and shall cooperate with all reasonable requests of Buyer and Buyer's counsel in connection with the consummation of the transactions contemplated hereby.

         4.7 NO SOLICITATION OF OTHER OFFERS. From the date of execution hereof through the earlier of the Closing Date or termination of this Agreement pursuant to Section 9.1, neither the Company, the Sellers, nor any of their representatives will, directly or indirectly, solicit, encourage, assist, initiate discussions or engage in negotiations with, provide any information to, or enter into any agreement or transaction with, any person, other than Buyer, relating to the possible acquisition of the Company Shares, the Company or any of their assets, except for the sale of assets in the ordinary course of business of the Company consistent with the terms of this Agreement.

         4.8 CONFIDENTIALITY. The Company and the Sellers agree that, unless and until the Closing has been consummated, each of the Company, the Sellers and their officers, directors, agents and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Buyer with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in Buyer's industry or which has been disclosed to the Company or the Sellers by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this agreement. If the transaction contemplated by this Agreement is not consummated, the Company and the Sellers will return to Buyer (or certify that they have destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to the Company or the Sellers in connection with the transaction.

         4.9 DISCLOSURE. Until such time as the transactions contemplated hereby have been publicly disclosed, and except for purposes of obtaining any third party consents required to consummate the transactions contemplated hereby, the Company and the Sellers shall not make any public disclosure with respect to the transaction contemplated hereby, except pursuant to a joint press release in a form agreeable to the Buyer to be issued promptly following the execution and delivery of this Agreement.

         4.10 TAX RETURNS. The Company and the Sellers shall cooperate with Buyer to permit the Company in accordance with applicable law to promptly prepare and file on or before the due date or any extension thereof all federal, state and local tax returns required to be filed by the Company with respect to taxable periods ending on or before the Closing.

         4.11 POOLING OF INTERESTS; TAX-FREE REORGANIZATION. Sellers acknowledge that Buyer contemplates that the Acquisition will be treated as a "pooling of interests" under generally accepted accounting principles and as a tax-free reorganization under the Internal Revenue Code. In connection therewith, Sellers hereby represent to Buyer that they have no intention, either directly or indirectly, to sell, transfer or otherwise dispose of any Brooktrout Shares, or cause any Brooktrout Shares to be sold, transferred or otherwise disposed of, (a) until such time as unaudited financial statements covering at least thirty (30) days of the combined operations of Buyer and the Company following the Acquisition have been published by Buyer and (b) in excess of 50% of the Brooktrout Shares issued to each Seller hereunder until two years have elapsed following the Closing.

         4.12 EMPLOYEE PROGRAMS. The Company and the Sellers shall cooperate fully with Buyer to take all steps necessary under the relevant documents and applicable law to maintain the qualification of each Employee Program identified on Schedule 2.25 notwithstanding the Merger.

         4.13   [Intentionally Omitted]

         4.14 TERMINATION OF BANK CREDIT FACILITY. The Sellers and the Company shall terminate the Company's $100,000 line of credit with The First National Bank of Boston prior to the Merger.


SECTION 5.      REPRESENTATIONS AND WARRANTIES OF BUYER AND ACQUISITION
- -----------------------------------------------------------------------
                SUBSIDIARY.
                ----------

         5.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to the Company and the Sellers to enter into this Agreement and consummate the transactions contemplated hereby, Buyer and the Acquisition Subsidiary hereby make the representations and warranties to the Company and the Sellers contained in this Section 5.

         5.2 ORGANIZATION OF BUYER AND ACQUISITION SUBSIDIARY. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Massachusetts with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of Massachusetts with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

         5.3 AUTHORITY OF BUYER AND ACQUISITION SUBSIDIARY. (a) Buyer has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer and no other action on the part of Buyer is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms. The execution, delivery and performance by Buyer of this Agreement and each such agreement, document and instrument:

                    (i) does not and will not violate any provision of the Articles of Organization or by-laws of Buyer;

                    (ii) does not and will not violate any laws of the United States or of any state or any other jurisdiction applicable to Buyer or require Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made; and

                    (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or other agreement mortgage, lease, permit, order, judgment or decree to which Buyer is a party and which is material to the business and financial condition of Buyer.

                (b) The Acquisition Subsidiary has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Acquisition Subsidiary pursuant to this Agreement and to carry out the transactions contemplated hereby. The consummation of the Merger and the execution, delivery and performance by the Acquisition Subsidiary of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of the Acquisition Subsidiary and no other action on the part of the Acquisition Subsidiary is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by the Acquisition Subsidiary pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of the Acquisition Subsidiary enforceable in accordance with their terms. The execution, delivery and performance by the Acquisition Subsidiary of this Agreement and each such agreement, document and instrument does not and will not violate any provision of the Articles of Organization or by-laws of the Acquisition Subsidiary. Immediately prior to the Merger, the Acquisition Subsidiary will have 200,000 shares of common stock, $.01 par value per share, authorized for issuance and 1,000 shares of common stock, $.01 par value per share, issued and outstanding, held of record by the Buyer.

         5.4 LITIGATION. There is no litigation pending or, to its knowledge, threatened against Buyer or the Acquisition Subsidiary which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         5.5 FINDER'S FEE. Neither the Buyer nor the Acquisition Subsidiary has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement, other than to Broadview Associates, L.P.

         5.6 BROOKTROUT SHARES. As of the Closing, and after giving effect to the adoption of the amendment to the Buyer's Articles of Organization referred to in Section 7.1(k), (a) the Brooktrout Shares will have been duly authorized, and when issued pursuant to the terms of the Merger, will be validly issued and outstanding, fully paid and nonassessable, (b) each of the Sellers will be the lawful owner of the number of Brooktrout Shares set forth opposite his or her name on Exhibit A, free and clear of any pledges, liens or other encumbrances created by the Buyer, except as contemplated hereby, when issued in exchange for the number of Company Shares set forth opposite such Seller's name on Exhibit A. As of the date of execution hereof, except as set forth in EXHIBIT C, there are no: (i) outstanding warrants, options or other rights to purchase or acquire, or securities exchangeable for or convertible into, any shares of Common Stock, (ii) preemptive rights with respect to the issuance or sale by the Buyer of any of its securities, (iii) restrictions on the transfer or voting of any shares of the Common Stock or (iv) existing rights with respect to registration under the 1933 Act of any of the Buyer's securities.


SECTION 6.      COVENANTS OF BUYER.
- -----------------------------------

         6.1 MAKING OF COVENANTS AND AGREEMENT. Buyer hereby makes to each Seller the covenants and agreements set forth in this Section 6.

         6.2 CONFIDENTIALITY. Buyer agrees that, unless and until the Closing has been consummated, Buyer and its officers, directors, agents and representatives will hold in strict confidence, and will not use any confidential or proprietary data or information obtained from the Company or the Sellers with respect to the business or financial condition of the Company except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in the industries of the Company or which has been disclosed to Buyer by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transaction contemplated by this Agreement is not consummated, Buyer will return to the Company (or certify that it has destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to Buyer in connection with the transaction.

         6.3 CONSUMMATION OF AGREEMENT. Buyer shall use its best efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, Buyer shall obtain prior to the Closing all necessary approvals and authorizations of its Board of Directors and shall use commercially reasonable efforts to obtain approval of its shareholders of all actions necessary to consummate the transactions contemplated by this Agreement and the issuance of the Brooktrout Shares, including without limitation the recommendation by Buyer's management to its shareholders of approval of the amendment to Buyer's Articles of Organization referred to in Section 7.1(k) and the voting of Buyer's management, in their individual capacities as stockholders, in favor thereof. Buyer shall use its best efforts to publish as soon as possible unaudited financial statements covering at least thirty (30) days of the combined operations of Buyer and the Company following the Acquisition.

         6.4 TAX FREE REORGANIZATION. Buyer shall not engage in any transaction or cause any fact or circumstance to occur which might prevent the Acquisition from being treated as a tax-free reorganization under the Internal Revenue Code.

         6.5 MAINTENANCE OF RECORDS. After the Effective Date, Buyer shall cause the Surviving Corporation to maintain a copy of this Agreement in the Commonwealth of Massachusetts at the offices of the Surviving Corporation.

         6.6    [Intentionally Omitted]


SECTION 7.      CONDITIONS.
- ---------------------------

         7.1 CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligation of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment or waiver, prior to or at the Closing, of the following conditions precedent:

                (a) REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of the Company and the Sellers contained in
Section 2 shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true in all respects) as of the date of this Agreement; and the Company and each of the Sellers shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.

                (b) CERTIFICATE FROM OFFICERS. The Sellers shall have delivered to Buyer a certificate of the Company's President and Chief Financial Officer dated as of the Closing to the effect that the statements set forth in paragraph
(a) and (b) above in this Section 7.1 are true and correct.

                (c) OPINION OF COUNSEL. On the Closing Date, Buyer shall have received from Lucash, Gesmer & Updegrove, counsel for the Company and the Sellers, an opinion as of said date, substantially in the form attached hereto as EXHIBIT D.

                (d) NO LITIGATION. No action, proceeding or litigation shall have been commenced against the Buyer, the Company or any of the Sellers which reasonably questions the validity of the transactions contemplated by this Agreement or the right of the Buyer, the Company or the Sellers to enter into this Agreement.

                (e) CONSENTS. The Company, the Sellers and Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, from all third parties set forth on
SCHEDULE 7.1.

                (f) NON-COMPETITION AGREEMENTS. Each of the Sellers shall have executed and delivered to Buyer a Non-Competition Agreement in substantially the form of EXHIBIT E attached hereto.

                (g) FIRPTA WITHHOLDING. At or prior to the Closing, Buyer shall have received from each Seller a "transferor's certificate of non-foreign status" as provided in the Treasury Regulations under Section 1445 of the Code outstanding in the form attached hereto as EXHIBIT F attached hereto.

                (h) MASSACHUSETTS TAX CERTIFICATE. At or prior to the Closing, Buyer shall have received from the Company a certificate of payment/good standing from the Commissioner of Revenue as provided in Massachusetts General Laws Chapter 62C, Section 44(a).

                (i) RELEASES. The Company shall have delivered to Buyer general releases signed by each of the Sellers of all claims which any of them have against the Company in the form attached hereto as EXHIBIT G.

                (j) ACCOUNTANTS' CONFIRMATION. Buyer shall have also received confirmation from Deloitte & Touche LLP that the Company's financial records and related information are adequate to enable the Buyer to satisfy all requirements of generally accepted accounting principles and of the Securities and Exchange Commission (the "SEC") with regard to presentation and inclusion of the Company's historical financial statements on an audited basis in connection with filings and disclosures required to be made by the Buyer.

                (k) STOCKHOLDER APPROVAL. The stockholders of Buyer shall have approved, at their annual meeting scheduled for May 29, 1996, an amendment to Buyer's Articles of Organization to increase Buyer's authorized shares of common stock to a number sufficient to permit Buyer to issue the Brooktrout Shares set forth in Section 1.2 hereof.

                (l) ESCROW AGREEMENT. Each of Sellers, Buyer, the Company and the Escrow Agent shall have executed and delivered the Escrow Agreement, substantially in the form attached hereto as EXHIBIT H and the escrowed Brooktrout Shares shall have been deposited with the Escrow Agent to be held in escrow pursuant to the provisions of the Escrow Agreement.

                (m) FINANCIAL STATEMENTS. The Company shall have delivered to Buyer the following financial statements:

                    (i) Balance sheets of the Company for its fiscal year ended on December 31, 1995 and statements of income, retained earnings and cash flows for the years then ended, which statements are audited by the Buyer's independent public accountant.

                    (ii) An unaudited balance sheet dated as of April 30, 1996, and statements of income, retained earnings and cash flows for the period then ended.

         The Sellers shall have delivered to Buyer a certificate of the Company's President and Chief Financial Officer dated as of the date hereof to the effect that said financial statements have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby, are complete and correct in all material respects and present fairly in all material respects the financial condition of the Company at the dates of said statements and the results of its operations for the periods covered thereby, subject, in the case of the April 30, 1996 balance sheet, to normal year-end adjustments, which shall not be material in amount.

                (n) EXERCISE OF STOCK OPTIONS. All of the outstanding stock options set forth on EXHIBIT A shall have been exercised immediately prior to the Merger.

         7.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SELLERS. The obligation of the Company and the Sellers to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment or waiver, prior to or at the Closing, of the following conditions precedent:

                (a) REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of Buyer contained in Section 5 shall be true and correct in all material respects as though made on and as of the Closing; Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing; and Buyer shall have delivered to the Company and the Sellers a certificate of the President or any Vice President of Buyer dated on the Closing to such effect.

                (b) NO LITIGATION. No action, proceeding or litigation shall have been commenced against the Buyer, the Company or any of the Sellers which reasonably questions the validity of the transactions contemplated by this Agreement or the right of the Buyer, the Company or the Sellers to enter into this Agreement.

                (c) OPINION OF COUNSEL. On the Closing Date, the Company and the Sellers shall have received from Goodwin, Procter & Hoar, LLP counsel for Buyer, an opinion as of said date, in form attached hereto as EXHIBIT I.

                (d) MINIMUM STOCK VALUATION. The average per share daily closing price on the NASDAQ National Market System of the Common Stock of Buyer for the period of five (5) business days ending two business days prior to the Closing Date shall be equal to or greater than $16.67.

SECTION 8.      REGISTRATION RIGHTS.
- ------------------------------------

         8.1    Registration of Brooktrout Shares.
                ---------------------------------

                (a) Buyer shall prepare and file with the SEC as soon as practicable a registration statement on the appropriate form (together with all amendments and supplements to any such registration statement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement (the "Registration Statement") under the 1933 Act, and the rules and regulations promulgated thereunder, for the registration (the "Registration") of the secondary offering of 50% of the Brooktrout Shares for the account of the Sellers (to apportioned among the Sellers on a pro rata basis). Buyer shall use its reasonable efforts to have the Registration declared effective by the SEC on or before the earlier of (a) the day after unaudited financial statements covering at least thirty (30) days of the combined operations of Buyer and the Company following the Acquisition have been published by Buyer or (b) the ninetieth (90th) day following the Closing Date. Buyer shall take such steps as are required to register such Brooktrout Shares for sale on a delayed or continuous basis under Rule 415 of the 1933 Act and to keep such Registration Statement continuously effective for a period of twenty-four (24) months following the Closing Date, or such shorter period that will terminate when all of the Brooktrout Shares have been sold by the Sellers (the "Trading Period"). While such Registration Statement remains in effect, Buyer may at any time deliver to Sellers written notice to the effect that sales may not be effected under the Registration Statement for a period of time (the "Blackout Period") because of the existence of material facts not disclosed in such Registration Statement and in the then-current prospectus included therein; upon receipt of any such notice, Sellers shall refrain from selling any Brooktrout Shares under such Registration Statement until they have received notice from Buyer to the effect that such sales may then be effected; PROVIDED, HOWEVER, that the Blackout Period shall not exceed, in aggregate, twenty (20) business days during the first two months following the Closing Date. Buyer shall promptly update such Registration Statement and the prospectus included therein in order to permit the Brooktrout Shares to be sold, and the Trading Period shall automatically be extended by a number of days equal to the number of days that the Sellers were instructed to refrain from selling Brooktrout Shares pursuant to the preceding sentence.

                (b) Sellers shall cooperate with Buyer in connection with the Registration and shall provide such information and execute such documents as Buyer shall reasonably request in connection with the Registration.

                (c) Buyer may in its sole discretion grant to any owner of Brooktrout Shares registration rights of any kind or nature, provided that such rights do not interfere with the rights of Sellers and the obligations of Buyer under this Article 8.

         8.2 SALE OF BROOKTROUT SHARES BY SELLER. If at any time any Seller elects to sell all or any of his Brooktrout Shares, Seller shall conduct such sales only through registered securities brokers ("Brokers").

         8.3 REGISTRATION EXPENSES. Buyer shall be responsible for and shall pay all fees, costs and expenses incurred by it relating to the Registration, including without limitation, all SEC and securities exchange, NASDAQ registration and filing fees, and all fees and expenses of compliance by Buyer with the federal securities laws or any applicable state blue sky laws, but not including any fees and expenses of Sellers' counsel or otherwise incurred by Sellers, and not including any fees or expenses paid to underwriters engaged by any Seller.

         8.4    Piggyback Registrations.
                -----------------------

                (a) RIGHT TO PIGGYBACK. At any time prior to the date two years after the Closing, whenever the Buyer proposes to register any of its Common Stock or securities convertible into or exchangeable or exercisable for Common Stock ("Equity Securities") under the 1933 Act (other than pursuant to a registration primarily for sales of securities to employees of the Buyer) or otherwise sell any of its Equity Securities under Rule 144A under the 1933 Act, Regulation S or other similar provision and the registration form or type of offering to be used may be used for the registration or offering of Brooktrout Shares, Buyer will give prompt written notice to all Sellers of its intention to effect such a registration or offering (a "Piggyback Registration") and will include in such registration any of the Brooktrout Shares registered or eligible for registration pursuant to Section 8.1(a) and with respect to which the Buyer has received written requests for inclusion therein within fifteen (15) days after the receipt of the Buyer's notice except as set forth in paragraphs (c) and (d) below, which written request may specify all or part of a holder's Brooktrout Shares.

                (b) PIGGYBACK EXPENSES. The types of expenses specified in
Section 8.3 will be paid by Buyer in all Piggyback Registrations.

                (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration or offering on behalf of the Buyer, and the managing underwriters advise Buyer in writing that in their opinion the number of securities requested to be included in such registration or offering exceeds the number which can be sold in such offering without adversely affecting such underwriters' ability to effect an orderly distribution of such securities, Buyer will include in such registration: first, the securities Buyer proposes to sell, and second, all securities held by stockholders of Buyer which Buyer has agreed to include therein (including the Brooktrout Shares requested to be included in such registration or offering) pro rata among the holders of such securities on the basis of the total number of shares of Common Stock (or equivalents) held by such stockholders in each case.

                (d) PRIORITY ON SECONDARY REGISTRATIONs. If a Piggyback Registration is an underwritten secondary registration or offering on behalf of holders of the Buyer's securities, and the managing underwriters advise Buyer in writing that in their opinion the number of securities requested to be included in such registration or offering exceeds the number which can be sold in such offering without adversely affecting such underwriters' ability to effect an orderly distribution of such securities, Buyer will include in such registration or offering: first, the securities requested to be included therein by the holders on whose behalf such registration or offering was initiated, and second, the Brooktrout Shares requested to be included in such registration or offering and any other securities requested to be included in such registration or offering by stockholders of Buyer which Buyer has agreed to include therein, pro rata among the holders of such securities on the basis of the number of shares of Common Stock (or equivalents) represented by such holders. If any holder of Brooktrout Shares who has requested inclusion in such registration or offering disapproves of the terms of the underwriting, he or she may elect to withdraw therefrom by written notice to Buyer, the underwriter and the holders of Brooktrout Shares who initiated the offering.

                (e) Buyer represents and warrants to Sellers that Exhibit C sets forth the number of shares of Common Stock (or equivalents), excluding the Brooktrout Shares, subject to piggyback registration rights that Buyer has granted as of the Closing Date.

         8.5 INDEMNIFICATION. Incident to any registration statement referred to in this Section 8 and subject to applicable law, Buyer will indemnify and hold harmless each underwriter, each holder of Brooktrout Shares so registered, and each person who controls any of them within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder, from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by Buyer of the 1933 Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration, PROVIDED that Buyer will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to Buyer by such underwriter, holder or controlling person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to Buyer by such holder expressly for use in such registration statement, such holder will indemnify and hold harmless each underwriter, Buyer (including its directors, officers, employees and agents), each other holder of Brooktrout Shares so registered, and each person who controls any of them within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence in an amount not to exceed the amount of proceeds received by such holder from the sale of Brooktrout Shares in such offering. Each party entitled to indemnification under this Section 8.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that the Indemnified Party may participate in such defense at such Indemnified Party's expense. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

         8.6 ADDITIONAL OBLIGATION OF HOLDERS OF REGISTRABLE SECURITIES. Buyer shall have no obligation to register any Brooktrout Shares in an offering in which Buyer is also registering securities for its own account unless the holder of such Brooktrout Shares enters into an underwriting agreement in customary form with the underwriter or underwriters selected for the offering by Buyer (which shall not require the holder of Brooktrout Shares to indemnify the underwriter with respect to misstatements or omissions in the registration statement other than misstatements or omissions in written material supplied by such holder expressly for inclusion in the registration statement) and, if requested by the underwriter(s), an agreement appointing one or more (but not more than three) persons approved by a majority in interest of the holders of Brooktrout Shares whose shares are to be included in the registration statement, to act as attorney-in-fact for such holder and as escrow agent for the Brooktrout Shares to be included in the offering in customary form. In any registered offering, each holder of Brooktrout Shares to be included in the registration statement shall provide Buyer in a writing signed by such holder such information about such holder as, in the opinion of securities counsel to Buyer, shall be either necessary or appropriate to enable Buyer to comply with the 1933 Act and applicable state securities laws. Such information shall be provided to Buyer within a reasonable time after written request is made by Buyer and shall be supplied by such holder whether or not any Brooktrout Shares of such holder are to be included in the registration.

         8.7 ADDITIONAL OBLIGATIONS OF THE BUYER. With respect to any registration hereunder, the Buyer shall:

                (a) Prepare and file with the SEC a registration statement with respect to such securities and use reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby, including without limitation the extension of such period of distribution by a period of days equal to the period during which any suspension of trading is in effect;

                (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

                (c) Furnish to the Sellers such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Brooktrout Shares owned by them;

                (d) Use reasonable efforts to qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement;

                (e) use reasonable efforts to notify NASDAQ of the issuance of the Brooktrout Shares covered by such registration statement; and

                (f) notify each seller of Brooktrout Shares and each underwriter under such registration statement as promptly as possible, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Buyer has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         8.8 REPORTS UNDER THE SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Sellers the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Seller to sell securities of the Buyer to the public without registration, the Buyer agrees to use its reasonable efforts to:

                (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                (b) file with the SEC in a timely manner all reports and other documents required of the Buyer under the 1933 Act and the Exchange Act; and

                (c) furnish to any Seller forthwith upon request a written statement by the Buyer that it has complied with the reporting requirements of Rule 144 and of the 1933 Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Buyer, and such other reports and documents so filed by the Buyer as may be reasonably requested in availing any Seller of any rule or regulation of the SEC permitting the selling of any securities of the Buyer held by it without registration.

SECTION 9.      TERMINATION OF AGREEMENT; ABANDONMENT OF MERGER; RIGHTS TO
- --------------------------------------------------------------------------
                PROCEED OR DEFER CLOSING.
                ------------------------

         9.1 TERMINATION. At any time prior to the Closing, this Agreement may be terminated, and the Merger thus abandoned, as follows:

                    (i) by mutual written consent of all of the parties to this Agreement;

                    (ii) by Buyer, pursuant to written notice by Buyer to the Company and the Sellers, if any of the conditions set forth in Section
         7.1 of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of the Company or any Seller, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied;

                    (iii) by the Company and the Sellers, pursuant to written notice by the Company and the Sellers to Buyer, if any of the conditions set forth in Section 7.2 of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of Buyer, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied; and

                    (iv) by the Sellers if for any reason the Closing has not occurred on or prior to June 15, 1996.

         9.2 EFFECT OF TERMINATION. All obligations of the parties hereunder shall cease, and the Merger shall be abandoned, upon any termination pursuant to
Section 9.1, provided, however, that (i) the provisions of this Section 9,
Section 4.9, Section 6.2, Section 12.1 and Section 12.9 hereof shall survive any termination of this Agreement; (ii) nothing herein shall relieve any party from any liability for a material error or omission in any of its representations or warranties contained herein or a material failure to comply with any of its covenants, conditions or agreements contained herein, if such error, omission or failure was deliberate or willful (a "Deliberate Breach"); but in the absence of a Deliberate Breach, the liability of the responsible party to the other party shall be limited to out-of-pocket expenses incurred by the other party in connection with negotiating, preparing and entering into this Agreement and carrying out the transactions contemplated hereby (and in no event shall the Company or the Sellers be liable for in excess of $300,000 in the aggregate) and
(iii) any party may proceed as further set forth in Section 9.3 below.

         9.3 RIGHT TO PROCEED OR DEFER CLOSING. Anything in this Agreement to the contrary notwithstanding, (a) if any of the conditions specified in Section
7.1 or Section 7.2(c) hereof have not been satisfied on or before the scheduled date of Closing, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder or, at Buyer's option, defer the date of Closing from time to time to a date selected by Buyer which shall be within a reasonable time following the satisfaction of all such conditions that are not waived by Buyer and in any event not later than June 15, 1996, and (b) if any of the conditions specified in Section 7.2 or Section 7.1(f) hereof have not been satisfied, the Sellers shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder or, at the option of the Sellers, defer the date of Closing from time to time to a date selected by the Sellers which shall be within a reasonable time following the satisfaction of all such conditions that are not waived by the Sellers, and in any event not later than June 15, 1996.


SECTION 10.     RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.
- ------------------------------------------------------------

         10.1 SURVIVAL OF WARRANTIES. Each of the representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit, certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto; provided, however, that such representations and warranties shall expire on the same dates as and to the extent that the rights to indemnification with respect thereto under Section 11 shall expire.


SECTION 11.     INDEMNIFICATION.
- -------------------------------

         11.1 INDEMNIFICATION BY THE SELLERS. Subject to Section 8.5 hereof (which shall constitute the exclusive indemnification for liability relating to registration of securities pursuant to Section 8), Sellers jointly and severally agree subsequent to the Closing to indemnify and hold the Company and Buyer (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

                (a) fraud or a deliberate or wilful breach by the Company or any Seller of any of their representations, warranties or covenants under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto;

                (b) any other breach of any representation, warranty or covenant of the Company or any Seller under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants; and

                (c) any liability of the Company for Taxes arising from an event or transaction prior to the Closing or as a result of the Closing which have not been paid or provided for or reserved against by the Company, including without limitation, any increase in Taxes due to the unavailability of any loss or deduction claimed by the Company.

Sellers' obligation to indemnify Buyer under Sections 11.1(b) and 11.1(c) shall expire on the earlier of (i) the first anniversary of the Closing Date or (ii) the date of issuance of the first independent audit report on the financial statements of the Buyer and the Company following the Closing Date.

         11.2 INDEMNIFICATION BY BUYER. Subject to Section 8.5 hereof (which shall constitute the exclusive remedy for liability relating to registration of securities pursuant to Section 8), Buyer agrees, subsequent to the Closing and for a period expiring on the first anniversary of the Closing, to indemnify and hold the Sellers (individually a "Seller Indemnified Party" and collectively the "Seller Indemnified Parties") harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any breach of any representation, warranty or covenant made by Buyer in this Agreement or in any certificate delivered by Buyer hereunder, or by reason of any third-party claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach.

         11.3 NOTICE; DEFENSE OF CLAIMS. An indemnified party may make claims for indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within 20 days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within 20 days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the indemnifying party, which shall not be unreasonably withheld, unless suit shall have been instituted against it and the indemnifying party shall not have taken control of such suit after notification thereof as provided above. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. The indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

         11.4 LIMITATIONS OF LIABILITY; PAYMENT. None of the Sellers shall be required to indemnify Buyer for any claims or liabilities hereunder if the aggregate of such claims does not exceed $75,000 (the "Deductible Amount"), whereupon Sellers shall be required to indemnify the indemnified party with respect to the excess, if any, of the full amount of all such claims over the Deductible Amount (the "Indemnification Amount"). Each of Sellers and Buyer hereby agree that Buyer shall be reimbursed as follows:

                (a) first, the Indemnification Amount shall be paid out of the Escrowed Purchase Price pursuant to the Escrow Agreement;

                (b) second, if the Indemnification Amount exceeds the Escrowed Purchase Price, such excess shall be paid by Sellers to the Buyer in cash, or, in lieu of cash, at Sellers' option, by tender to the Buyer of an appropriate number of Brooktrout Shares, at the fair market value thereof, determined in the same manner as set forth in the Escrow Agreement (whether or not the Escrow Agreement is in force at such time), until the Indemnification Amount exceeds $6 million; and

                (c) finally, to the extent that the Indemnification Amount otherwise exceeds $6 million, such excess shall be payable as follows and shall be payable only after the second anniversary of the Closing
         Date: at Sellers' option (i) by payment of such excess in cash or (ii) by the tender to the Buyer of an appropriate number of Brooktrout Shares, which shall be valued at the average per share daily closing price on the NASDAQ National Market System for the period five (5) business days ending two business days prior to the second anniversary of the Closing Date (the "Second Anniversary Closing Price");

PROVIDED that the liability of Sellers to Buyer under this Agreement shall in no event exceed $12,000,000 in the aggregate or, in the event that the Sellers have elected to tender Brooktrout Shares pursuant to Subsection 11.4(c), the liability of Sellers to Buyer under this Agreement shall in no event exceed $6 million plus the product of the Second Anniversary Closing Price multiplied by 237,664 (which shall in no event exceed $12 million).

         11.5 EXCLUSIVE REMEDY. The Buyer, the Company and the Sellers acknowledge and agree that the provisions of this Article 11 shall be their exclusive remedy for any damages arising out of or related to this Agreement. Except as provided in this Article 11, no party shall have any right to money damages for any breach of this Agreement or in contract, tort or otherwise arising out of or related to this Agreement.


SECTION 12.     MISCELLANEOUS.
- ------------------------------

         12.1   Fees and Expenses.
                -----------------

                (a) Except as set forth in Section 9.2, each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of the Company or the Sellers relating in any way to the Acquisition hereunder and the transactions contemplated hereby, including without limitation legal, accounting or other professional expenses of the Company or Seller, shall be charged to or paid by the Company or Buyer.

                (b) The Sellers will pay all costs incurred, whether at or subsequent to the Closing, in connection with the Acquisition as contemplated by this Agreement, including without limitation, all transfer taxes and charges applicable to such transfer, and all costs of obtaining permits, waivers, registrations or consents with respect to any assets, rights or contracts of the Company.

         12.2 GOVERNING LAW. This Agreement shall be construed under and governed by the internal laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions.

         12.3 NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of five (5) days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER:                        Robert C. Leahy
- --------                         Brooktrout Technology, Inc.
                                 410 First Avenue
                                 Needham, MA 02194


With a copy to:                  Goodwin, Procter & Hoar, LLP
                                 Exchange Place
                                 Boston, MA  02109
                                 Attn: Thomas P. Storer, P.C.


TO COMPANY:                      Andrew Fox
- ----------                       Technically Speaking, Inc.
                                 333 Turnpike Road
                                 Southborough, MA 01772


With a copy to:                  Lucash, Gesmer & Updegrove
                                 40 Broad Street
                                 Boston, MA 02109
                                 Attention: William Contente, Esq.

TO ANY SELLER:                   [Seller's Name]
- -------------                    Technically Speaking, Inc.
                                 333 Turnpike Road
                                 Southborough, MA 01772


With a copy to:                  Lucash, Gesmer & Updegrove
                                 40 Broad Street
                                 Boston, MA 02109
                                 Attention: William Contente, Esq.

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

         12.4 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

         12.5 ASSIGNABILITY; BINDING EFFECT. This Agreement may not be assigned by Buyer without the written consent of the Sellers' Representative. This Agreement may not be assigned by the Sellers or the Company without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         12.6 CAPTIONS AND GENDER. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

         12.7 EXECUTION IN COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         12.8 AMENDMENTS. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

         12.9 PUBLICITY AND DISCLOSURES. No press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Buyer and the Company.

         12.10 CONSENT TO JURISDICTION. Each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts of Massachusetts for any claim, suit or proceeding arising under this Agreement, or in the case of a third party claim subject to indemnification hereunder, in the court where such claim is brought.

         12.11 SPECIFIC PERFORMANCE. The parties agree that it would be difficult to measure damages which might result from a breach of this Agreement by the Buyer, the Company or the Sellers and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by the Buyer, the Company or the Sellers, and the non-breaching party does not elect to terminate under
Section 9, the non-breaching party shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage to the non-breaching party.

         12.12 WAIVER OF STOCKHOLDER AGREEMENT. The Sellers and the Company hereby waive all compliance with the Stockholders Agreement by and among the Sellers, the Company and Neil R. Schauer as Trustee, dated November 20, 1995.

         12.13  Company's Tax Returns.
                ----------------------

                (a) The Company shall make reasonable efforts to cause to be prepared and filed, on or before the Closing Date, the Company's federal and state income tax returns for the tax year ended December 31, 1995, at the Company's expense. In the event that any such return is not filed on or before the Closing Date, the Company shall make timely application for an extension of time to file such return, and shall cause such return to be prepared and filed on or before the extended due date.

                (b) In no event later than June 12, 1996, the Company shall cause to be prepared, at the Buyer's expense, draft federal and state income tax returns for the Company for its short tax year ended on the Closing Date. Such returns shall be prepared by Deloitte & Touche, LLP, or another firm of certified public accountants acceptable to the Sellers. Provided that the Sellers have, as provided in Section 12.14(b) hereof, received the first installment payment of the dividend described in Section 12.14(a), such returns shall be prepared on the accrual method of accounting and shall be accompanied by a completed Form 3115; unless the prior consent of each of the Sellers is obtained, the preparation of such returns shall otherwise be consistent with the manner in which the Company's returns for prior tax years have been prepared. Promptly upon preparation of such draft returns, copies thereof, together with copies of the Company's financial and other information used to prepare them, shall be forwarded to each of the Sellers. Within fourteen (14) days of receipt of such returns and such information, each Seller shall give written notice to the Company of any errors or any inconsistencies with the manner in which the Company's prior tax returns have been prepared, believed by the Seller to exist in either of such returns. The Sellers and the Company shall promptly thereafter attempt in good faith to resolve any disagreement regarding items or matters which any Seller believes to be in error, but which the Company believes to be correct. Any disagreement which cannot be so resolved by June 30, 1996, other than a good-faith disagreement over how the federal or state tax laws ought to be interpreted, shall be referred by either party to the American Arbitration Association to be settled by arbitration in Boston, Massachusetts in accordance with the commercial arbitration rules of said Association. Unless otherwise directed by the arbitrator, the fees and expenses of the arbitrator shall be borne 50% by the Sellers and 50% by the Company. Any disagreement over how the federal or state tax laws ought to be interpreted which cannot be resolved by July 15, 1996, shall be resolved in favor of the Company's good-faith interpretation. However, nothing contained in this Agreement shall be construed as an agreement with respect to the preparation or filing of any individual income tax return of any of the Sellers, or as a limitation of any sort on the ability of any Seller to prepare and file his or her individual income tax returns as the Seller sees fit. Promptly after any disagreements have been resolved as provided above, the Company shall cause the Company's federal and state income tax returns for the short year ended on the Closing Date to be prepared, and shall cause such returns to be timely filed (by the original or extended due dates), such returns to be substantially identical to the agreed-upon draft returns.

         12.14  Payment of Tax Liabilities Dividends.
                -------------------------------------

                (a) Consistent with past dividend payment practices of the Company, the Company shall declare a dividend to its shareholders of record as of the day immediately preceding the Closing Date, for the purpose of distributing an amount of cash to the Sellers approximately equal to the federal and state tax liabilities of the Sellers resulting from the Company's operations during the short tax year beginning January 1, 1996 and ending on the Closing Date, calculated using the accrual method of accounting. Such dividend shall be payable in cash in two installments on or after the Closing Date, as provided in Paragraph (b) of this Section 12.14, and shall be in an aggregate amount to be determined according to the following formula: forty-four percent (44%) multiplied by the net pass-through income (as hereinafter defined) of the Company for the period beginning January 1, 1996 and ending on the Closing Date. For this purpose, "net pass-through income" shall mean the sum of (i) the Company's nonseparately computed income as defined in Internal Revenue Code
Section 1366(a)(2), plus (ii) the Company's items of income described in Internal Revenue Code Section 1366(a)(1) other than any tax-exempt income and any net capital loss.

                (b) The first installment of the dividend described in Paragraph
(a) of this Section 12.14 shall be paid not later than May 31, 1996. The amount of such installment shall equal ninety percent (90%) of what the aggregate amount of such dividend would be if it were determined, according to the formula set forth in Paragraph (a), based on the Company's draft federal income tax return required to be prepared under Section 12.13(b) hereinabove, including all changes to such return that have been agreed to as of such date. The second installment of such dividend shall be determined and paid promptly after any and all disagreements regarding the preparation of the Company's federal income tax return for the period ended on the Closing Date have been resolved as provided in Section 12.13(b) and the Company's federal income tax return has been prepared for filing as therein provided. The amount of such installment shall equal the difference between (i) the aggregate amount of the dividend described in Paragraph (a) of this Section 12.14, according to the formula therein set forth and based on the Company's federal income tax return as so finally prepared for filing, and (ii) the amount of the first installment payment as hereinabove determined. Any payment required hereunder which is not paid by June 3, 1996, shall bear interest at the rate of ten percent (10%) per annum.

                (c) Consistent with past dividend payment practices of the Company, the Company has declared or shall declare a dividend to its shareholders as described in Section 4.2(f) hereof. Any part of such dividend which has not been paid prior to the Closing Date shall be paid on or promptly after the Closing Date.

                (d) The Buyer shall take all necessary actions to assure that the Company has available funds with which to make each of the installment payments provided for in Paragraphs (b) and (c) hereinabove.

         12.15 DATE OF AGREEMENT. Any reference to the "date of this Agreement" or the "date of execution of this Agreement" contained herein shall be deemed to refer to March 8, 1996.




                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF the parties hereto have caused this Amended and Restated Agreement to be executed under seal, as of the date set forth above by their duly authorized representatives.


BROOKTROUT TECHNOLOGY, INC.



By: /s/ Eric R. Giler
   -----------------------------
   Eric R. Giler
   President

BROOKTROUT ACQUISITION CORP.            ATTEST:



By: /s/ Eric R. Giler                   /s/ Robert C. Leahy
   -----------------------------        ------------------------------
   Eric R. Giler                        Robert C. Leahy
   President                            Treasurer


TECHNICALLY SPEAKING, INC.              ATTEST:



By: /s/ Andrew Fox                      /s/ Beverly Fox
   -----------------------------        ------------------------------
   Andrew Fox                           Beverly Fox
   President                            Treasurer


                                        SELLERS:


                                        /s/ Andrew Fox
                                        ------------------------------
                                        Andrew Fox


                                        /s/ Beverly Fox
                                        ------------------------------
                                        Beverly Fox


                                        /s/ Robert Friedman
                                        ------------------------------
                                        Robert Friedman

                         List Of Exhibits And Schedules
                         ------------------------------

Exhibit A:   List of Sellers, Stockholdings and Consideration to be Paid
        B:   Representations Regarding Pooling
        C:   Warrants and Options for Brooktrout Common Stock
        D:   Opinion of Counsel for the Company and the Sellers
        E:   Non-Competition Agreement
        F:   FIRPTA Representation
        G:   Releases
        H:   Escrow Agreement
        I:   Opinion of Counsel for Buyer

Schedule 2.3       Voting Agreements, etc.
         2.6(a)    Real Property
         2.6(b)    Personal Property
         2.7       Financial Statements
         2.8       Tax Disclosures
         2.9       Affiliated Accounts Receivable
         2.10      Inventories
         2.11      Absence of Changes
         2.13      Banking Arrangements
         2.14      Intellectual Property
         2.15      Contracts, etc.
         2.16      Litigation
         2.17      Compliance with Laws
         2.18      Insurance
         2.19      Warranty Claims
         2.22      Permits, Burdensome Agreements
         2.24      Transactions with Interested Persons
         2.25      Employee Benefit Programs
         2.26      Environmental Matters
         2.27(a)   Officers and Directors
         2.27(b)   Suppliers
         2.30      Backlog
         2.31      Labor Matters
         2.32(a)   Customers and Distributors
         2.32(b)   Suppliers
         7.1       Consents To Be Obtained

                                    EXHIBIT A

           List of Sellers, Stockholdings and Consideration to be Paid
           -----------------------------------------------------------


================================================================================
                                    OWNERSHIP
                                       OF
   NAME AND ADDRESS OF               COMPANY           BROOKTROUT SHARES TO BE
          SELLER                     SHARES                   RECEIVED
- --------------------------------------------------------------------------------
        ANDREW FOX                   35,000                    163,039
     699 GROVE STREET
   FRAMINGHAM, MA 01710
- --------------------------------------------------------------------------------
       BEVERLY FOX                   35,000                    163,039
     699 GROVE STREET
   FRAMINGHAM, MA 01710
- --------------------------------------------------------------------------------
     ROBERT FRIEDMAN                 30,000                    139,747
 6 SAMUEL HARRINGTON ROAD
    WESTBORO, MA 01581
================================================================================


                            Outstanding Stock Options
                            -------------------------

NAME                     OPTIONS HELD
- ----                     ------------

Raymond Phillips         765 shares, exercisable at $5.00 per share
Michael Tinglof          510 shares, exercisable at $5.00 per share
Joe Finegold             255 shares, exercisable at $5.00 per share
Diamentino Fidalgo       255 shares, exercisable at $5.00 per share
Michael Healy            255 shares, exercisable at $5.00 per share